WHEN RECORDED, RETURN To:

Lea Ann T. Groesser, Esq. Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street	TO BE RECORDED IN THE DEED OF TRUST RECORDS OF DOUGLAS COUNTY, COLORADO

22nd Floor
Denver Colorado 80201

DEED OF TRUST AND SECURITY AGREEMENT
Loan No. 949951

THIS DEED OF TRUST AND SECURITY AGREEMENT (this “Deed of Trust”) is entered into by HRMED LLC, a Colorado limited liability company, as Grantor (“Grantor”), whose address is do Gibbons-White Incorporated, 2305 Canyon Boulevard, Suite 200, Boulder, Colorado 80302, to THE PUBLIC TRUSTEE IN AND FOR DOUGLAS COUNTY, COLORADO (“Trustee”), whose address is 301 Wilcox Street, Castle Rock, Colorado 80104, for the benefit of COLUMN FINANCIAL, INC., a Delaware corporation, as Beneficiary (“Beneficiary”), whose address is 11 Madison Avenue, 5th Floor, New York, New York 10010-3629, Attn: Edmund Taylor.

WITNESSETH:

Grantor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY, unto Trustee, in trust, all of the following described property, whether now owned or hereafter acquired by Grantor (collectively, the “Property”):

(A) All that certain real property situated in the County of Douglas, State of Colorado,

more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Land”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now owned or hereafter acquired;

(B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Land (the “Improvements”);

(C) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys,

passages, sewer rights, and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof; or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor;

(D) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Grantor and now or hereafter located on, attached to or used in or about the Improvements,

including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Grantor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Land or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

(E) All water, water courses, ditches, wells, reservoirs and drains and all water, ditch,

well, reservoir and drainage rights and powers which are appurtenant to, located on, under or above or used in connection with the Land or the Improvements, or any part thereof, whether decreed or undecreed, tributary, non-tributary, surface or underground, and together (i) with all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Land and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Land and/or Improvements, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now existing or hereafter created or acquired;

(F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;

(G) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Beneficiary pursuant to this Deed of Trust or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Reserves (as hereinafter defined);

(H) All leases, licenses, tenancies, concessions and occupancy agreements of the Land orthe Improvements now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the “Rents" or “Rents and Profits”) of the Land or the Improvements, or the fixtures or equipment, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future lease (including, without limitation, oil, gas and mineral leases), license, tenancy, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities (the “Security Deposits”) that secure performance by the tenants, lessees or licensees, as applicable, of their obligations under any such leases, licenses, concessions or occupancy agreements, whether said cash or securities are to be held until the expiration of the terms of said leases, licenses, concessions or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 1.11 herein below;

All contracts and agreements now or hereafter entered into covering any part of the Land or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance

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contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Land or the Improvements (including plans, specifications, studies, drawings, surveys, tests, operating and other reports, bonds and governmental approvals) or to the management or operation of any part of the Land or the Improvements;

(J) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Land or the Improvements;

(K) All present and future funds, accounts, instruments, accounts receivable, documents,

causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Land or the Improvements, all names by which the Land or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Grantor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Land or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements (collectively, the “General Intangibles”);

(L) All water taps, sewer taps, certificates of occupancy, permits, special permits, uses,

licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Land or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Land or the Improvements;

(M) All building materials, supplies and equipment now or hereafter placed on the Land or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Land or the Improvements;

(N) All right, title and interest of Grantor in any insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon;

(0) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

(P) All other or greater rights and interests of every nature in the Land or the

Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor.

FOR THE PURPOSE OF SECURING:

(1) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof, is hereinafter referred to as the “Note”) of even date with this Deed of Trust, made by Grantor and payable to the order of Beneficiary in the original principal 3 amount of FOUR MILLION NINE HUNDRED SIXTY -EIGHT THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($4,968,750.00) (the “Loan" or the “Loan Amount”), together with interest and any fees as therein provided which, if not accelerated due to a default or other circumstance permitting acceleration to Beneficiary, the remaining principal balance of the Note and all accrued and unpaid interest thereon shall be due and payable in full on November 11, 2012;

(2) The full and prompt payment and performance of all of the provisions, agreements,

covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (the Note, this Deed of Trust, the Assignment (as hereinafter defined), and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums therein covenanted to be paid, including, without limitation, any applicable yield maintenance premiums or prepayment fees;

(3) Any and all future or additional advances (whether or not obligatory) made by

Beneficiary to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Grantor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Grantor remains the owner of the Property at the time of such advances) together with interest thereon at the Default Interest Rate (as defined in the Note); and

(4) Any and all other indebtedness now owing or which may hereafter be owing by

Grantor to Beneficiary, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof.

(All of the sums referred to in Subsections (1) through (4) above are herein sometimes referred to as the “secured indebtedness" or the “indebtedness secured hereby”).

TO HAVE AND TO HOLD the Property unto Trustee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof for the purposes and uses herein set forth;

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Deed of Trust shall be satisfied and the estate, right, title and interest of Beneficiary in the Property shall cease, and upon payment to Beneficiary of all costs and expenses incurred for the preparation of 4 the release hereinafter referenced and all recording costs if allowed by law, Beneficiary shall satisfy and release this Deed of Trust and the lien hereof by proper instrument.

ARTICLE I
COVENANTS OF GRANTOR

For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Deed of Trust, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Grantor represents, covenants and agrees as follows:

1.1 Warranties of Grantor. Grantor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Beneficiary, its successors and assigns, that:

(a) Grantor has good and marketable fee simple title to the Property, subject only to those matters expressly set forth on Exhibit B attached hereto and by this reference incorporated herein (the “Permitted Exceptions”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and encumber its interest in the Property in the manner and form hereby done or intended. None of the Permitted Exceptions materially interferes with the security intended to be provided by this Deed of Trust, the current primary use of the Property or the current ability of the Property to generate income sufficient to service the Loan. Grantor will preserve its interest in and title to the Property and will forever warrant and defend the same to Beneficiary against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure, exercise of any power of sale or other enforcement of this Deed of Trust (whether by power of sale or otherwise) and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to the Property pursuant to any foreclosure, exercise of any power of sale or otherwise; provided, however, in no way is the foregoing warranty of title intended to provide Beneficiary with rights beyond those provided to it under Colorado law;

(b) No bankruptcy or insolvency proceedings are pending or contemplated by

Grantor or, to the best knowledge of Grantor, against Grantor or by or against any endorser, cosigner or guarantor of the Note;

(c) . To the best of Grantor’s present, actual knowledge, all reports, certificates,

affidavits, statements and other data furnished by Grantor to Beneficiary in connection with the Loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading;

(d) The execution, delivery and performance of this Deed of Trust, the Note and all of the other Loan Documents do not contravene, result in a breach of or constitute (upon the giving of notice or the passage of time or both) a default under the partnership agreement, certificate or articles of incorporation or other organizational documents of Grantor or any contract or agreement of any nature to which Grantor is a party or by which Grantor or any of its property may be bound;

(e) Grantor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Deed of Trust, the Note or the other Loan Documents which has not been so obtained or filed;

Grantor has obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Grantor in connection with the execution and delivery of, and the performance by Grantor of its obligations under, the Loan Documents;

(g) Grantor is not an “investment company,” or a company “controlled” by an

“investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(h) No part of the proceeds of the indebtedness secured hereby will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents;

(i) Grantor and, if Grantor is a partnership, any general partner of Grantor, has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments, including sales and payroll taxes, payable by Grantor and its general partners, if any. Grantor and its general partners, if any, believe that their respective tax returns properly reflect the income and taxes of Grantor and said general partners, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit;

(j) Grantor is not an “employee benefit plan,” as defined in Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA and the assets of Grantor do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101;

(k) To the best of Grantor’s present, actual knowledge the Land and the

Improvements and the intended use thereof by Grantor comply with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property. Based on the most recent tax bill for the Property, the Land and Improvements constitute a separate tax parcel for purposes of ad valorem taxation. To the best of Grantor’s present, actual knowledge, the Land and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

(1) All utility services necessary and sufficient for the full use, occupancy,

operation and disposition of the Land and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements reflected in the title insurance policy insuring the lien of this Deed of Trust and approved by Beneficiary (the “Title Insurance Policy”);

(m) To the best of Grantor’s present, actual knowledge, all streets, roads,

highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Land and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Land and the Improvements without further condition or cost to Grantor;

(n) To the best of Grantor’s present, actual knowledge, all curb cuts, driveways and traffic signals shown on the survey delivered to Beneficiary prior to the execution and delivery of this Deed of Trust are existing and have been fully approved by the appropriate governmental authority;

(o) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or to the best of Grantor’s present, actual knowledge, threatened against or affecting Grantor, (and, if Grantor is a partnership, any of its general partners or if Grantor is a limited liability company, any member or manager of Grantor) or the Property which, if adversely determined, would have a material adverse effect on (a) the Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of Grantor, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document, or (d) the ability of Grantor to perform any obligations under any Loan Document (collectively, a “Material Adverse Effect”);

(p) As of the date of this Deed of Trust (i) the Property is free from delinquent water charges, sewer rents, taxes and assessments, and from unrepaired damage caused by fire, flood, accident or other casualty, and (ii) no part of the Land or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or to Grantor’s knowledge and belief, threatened or contemplated;

(q) Grantor possesses all franchises, patents, copyrights, trademarks, trade names,

licenses and permits adequate for the conduct of its business substantially as now conducted;

(r) Except as set forth in the Title Insurance Policy insuring the lien of this Deed of Trust, no improvements on adjoining properties encroach upon the Property. To the best of Grantor’s present, actual knowledge, based solely on the Engineering Report prepared by ABCO Engineering Corp. and dated September 25, 2002, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship. To the best of Grantor’s present, actual knowledge, based solely on the Engineering Report prepared by ABCO Engineering Corp. and dated September 25, 2002, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

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Except as disclosed in writing by Grantor to Beneficiary prior to the date hereof, there are no security agreements or financing statements affecting any of the Property other than the security agreements and financing statements created in favor of Beneficiary;

(t) Grantor has delivered a true, correct and complete schedule (the “Rent Roll”)

of all leases affecting the Property (individually an “Existing Lease" and collectively the “Existing Leases”) as of the date hereof, which to the best of Grantor’s present, actual knowledge accurately and completely sets forth in all material respects for each such Existing Lease, the following: the name of the tenant, the lease expiration date, extension and renewal provisions, the base rent payable, and the Security Deposit held thereunder. Grantor is in compliance with all legal requirements relating to such Security Deposits;

(u) To the best of Grantor’s present, actual knowledge, no tenant under any

Existing Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Existing Leases have not been waived, released, or otherwise discharged or compromised;

(v) To the best of Grantor’s present, actual knowledge, the Property is free and clear of any mechanics’ or materialmen’s liens or liens in the nature thereof, and no rights are outstanding that under law would give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Deed of Trust, except those which are insured against by the Title Insurance Policy;

(w) No Existing Lease or Contract or easement, right of way, permit or declaration

(collectively, “Property Agreements”) provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust;

(x) Grantor has delivered to Beneficiary true, correct and complete copies of all

Property Agreements and to the best of Grantor’s present, actual knowledge no default exists or would exist, with the passing of time, or the giving of notice, or both, under any Property Agreement which would, in the aggregate, have a Material Adverse Effect;

(y) To the best actual knowledge of Grantor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth herein. Except as previously disclosed to Beneficiary in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement;

(z) To the best of Grantor’s present, actual knowledge all work, if any, to be performed by Grantor under each of the Property Agreements has been substantially performed, all contributions to be made by Grantor to any party to such Property Agreements have been made, and all other conditions to such party’s obligations thereunder have been satisfied;

(aa) To the best of Grantor’s present, actual knowledge, the Property is taxed separately without regard to any other real estate and constitutes a legally subdivided lot under all applicable legal requirements (or, if not subdivided, no subdivision or platting of the Property is

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required under applicable legal requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel;

(bb) The Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Property is located. Grantor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead and waives any homestead exemption relating to the Property. The Loan evidenced by the Loan Documents is made and transacted solely for business, investment, commercial or other similar purposes;

(cc) There are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Property or Grantor’s interest therein or ownership thereof;

(dd) There are no actions, suits, proceedings or orders of record or of which Grantor has actual notice, and, to the best of Grantor’s actual knowledge, there are no inquiries or investigations, pending or threatened, in any such case against, involving or affecting the Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, alleging the violation of any federal, state or local law, statute, ordinance, rule or regulation relating to Environmental Laws. Furthermore, Grantor has not received any written claim, notice or opinion that the ownership or operation of the Property violates any federal, state or local law, statute, ordinance, rule, regulation, decree, order, and/or permit relating to Environmental Laws, and, to the best of Grantor’s knowledge, no valid basis for any proceeding, action or claim of such nature exists;

(ee) Each Existing Lease constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor’s knowledge and belief, is enforceable against the tenant thereof;

(ff) To the best of Grantor’s present, actual knowledge, all work to be performed by Grantor under the Existing Leases has been substantially performed, all contributions to be made by Grantor to the tenants thereunder have been made and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied;

(gg) Each tenant under an Existing Lease has entered into occupancy of its demised premises;

(hh) To the best of Grantor’s actual knowledge and belief, each tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors;

(ii) Except as previously disclosed in writing to Beneficiary, there are no brokerage fees or commissions payable by Grantor with respect to the leasing of the space at the Property, and there are no management fees payable by Grantor with respect to the management of the Property; and

(jj) The representations and warranties contained in this Deed of Trust, or the review and inquiry made on behalf of the Grantor therefor, have all been made by persons having the

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requisite expertise and knowledge to provide such representations and warranties. No statement or fact made by or on behalf of Grantor in this Deed of Trust or in any certificate, document or schedule furnished to Beneficiary pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Grantor’s best knowledge where so provided herein). There is no fact presently known to Grantor which has not been disclosed to Beneficiary which would have a Material Adverse Effect.

1.2 Defense of Title. If, while this Deed of Trust is in force, the title to the Property or the interest of Beneficiary therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Grantor, at Grantor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Beneficiary, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest.

1.3 Performance of Obligations. Grantor shall pay when due the principal of and the interest on the indebtedness secured hereby including all charges, fees and other sums required to be paid by Grantor as provided in the Loan Documents, and shall observe, perform and discharge all obligations and conditions, and comply with all prohibitions, covenants and agreements to be observed, performed or discharged by Grantor set forth in the Loan Documents in accordance with their terms. In the event that Beneficiary determines that Grantor is not adequately performing any of its obligations under this Deed of Trust or under any of the other Loan Documents, Beneficiary may, without limiting or waiving any other rights or remedies of Beneficiary hereunder, take such steps with respect thereto as Beneficiary shall deem necessary or proper and any and all costs and expenses reasonably incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.4 Insurance. Grantor shall, at Grantor’s expense, maintain in force and effect on the

Property at all times while this Deed of Trust continues in effect the following insurance:

(a) “All-risk” coverage insurance against loss or damage to the Property from all-risk perils. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personal or fixtures) included in the Property and owned by Grantor from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Beneficiary’s election, by reference to such indexes, appraisals or information as Beneficiary determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same. Each policy or policies shall contain a replacement cost

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endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Beneficiary’s reasonable approval.

(b) Commercial general liability insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $5,000,000.00 per occurrence, $6,000,000.00 aggregate (inclusive of umbrella coverage) or such lesser amount as Beneficiary in Beneficiary’s sole discretion may accept, for bodily injury, personal injury and property damage. Beneficiary hereby retains the right to periodically review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Beneficiary deem an increase to be reasonably necessary to conform to industry standards for comparable office buildings in Douglas County, Colorado.

(c) Insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

(d) If the Land or any part thereof is identified by the Secretary of Housing and

Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements or the maximum amount of flood insurance available, whichever is the lesser.

(e) During the period of any construction on the Land or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Beneficiary and Worker’s Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(f) Rental value or rental income insurance in amounts sufficient to compensate

Grantor for all Rents and Profits during a period of not less than one (1) year in which the Property may be damaged or destroyed.

(g) Law and ordinance coverage in an amount satisfactory to Beneficiary if the

Property, or any part thereof, shall constitute a nonconforming use or structure under applicable zoning ordinances, sub-division and building codes or other laws, ordinances, orders and requirements.

(h) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Beneficiary against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be issued by companies approved by Beneficiary and licensed to do business in the state where the Property is located, with a claims paying ability rating of “A” or better by Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., (ii) contain the complete address of the Real Estate (or a complete legal description), (iii) be for a term of at least one year, (iv) contain deductibles no greater than $10,000 or as otherwise required by Beneficiary, and (v) be subject to the reasonable approval of Beneficiary as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.

Grantor shall as of the date hereof deliver to Beneficiary evidence that said insurance policies have been paid current as of the date hereof and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Beneficiary. Grantor shall renew, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Deed of Trust, all such insurance and deliver to Beneficiary certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Grantor further agrees that all such policies shall provide that proceeds thereunder shall be payable to Beneficiary, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Beneficiary, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Grantor further agrees that all such insurance policies: (i) shall provide for at least thirty (30) days’ prior written notice to Beneficiary prior to any cancellation or termination thereof and prior to any modification thereof which materially affects the interest of Beneficiary; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance; and (iii) shall either name Beneficiary as an additional insured or waive all rights of subrogation against Beneficiary. The delivery to Beneficiary of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Grantor to Beneficiary as further security for the indebtedness secured hereby. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title. Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Deed of Trust or evidence of their renewal as required herein, Beneficiary may, but shall not be obligated to, procure such insurance and Grantor shall pay all amounts advanced by Beneficiary, together with interest thereon at the Default Interest Rate (as defined in the Note) from and after the date advanced by Beneficiary until actually repaid by Grantor, promptly upon demand by Beneficiary. Any amounts so advanced by Beneficiary, together with interest thereon, shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Beneficiary shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Beneficiary has caused the insurance to be, placed with the insurer after failure of Grantor to furnish such insurance.

1.5 Payment of Taxes. Grantor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Deed of Trust, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Grantor shall furnish Beneficiary with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Grantor may in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its subjective opinion, that such contest suspends the obligation to pay the tax or assessment and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Beneficiary therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Grantor deposits in the Impound Account (as hereinafter defined) an amount determined by Beneficiary to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Grantor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

1.6 Tax and Insurance Impound Account. Grantor shall establish and maintain at all times while this Deed of Trust continues in effect an impound account (the “Impound Account”) with Beneficiary for payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby. Grantor shall deposit in the Impound Account an amount determined by Beneficiary to be sufficient (when added to the monthly deposits described herein) to pay the next due annual installment of real estate taxes and assessments on the Property at least one (1) month prior to the delinquency date thereof (if paid in one installment) and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof (if paid in one installment). Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Beneficiary, concurrently with the monthly payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder, each as estimated and determined by Beneficiary in its reasonable judgment. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Impound Account shall be held by Beneficiary in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent. Grantor shall be responsible for ensuring the receipt by Beneficiary, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no default hereunder or under the other Loan Documents has occurred and is continuing, Beneficiary shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Beneficiary shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account shall be paid by Beneficiary to Grantor and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Beneficiary. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Beneficiary for the purposes of the Impound Account, such excess may be credited by Beneficiary on subsequent payments to be made hereunder or, at the option of Beneficiary, refunded to Grantor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Grantor shall, within ten (10) days after receipt of written notice thereof, deposit with Beneficiary the full amount of any such deficiency.

1.7 Tenant Improvements and Leasing Commissions Reserve. As additional security for the indebtedness secured hereby, Grantor shall establish and maintain at all times while this Deed of Trust continues in effect a reserve (the “TILC Reserve”) with Beneficiary for the payment of costs and expenses incurred by Grantor for Tenant Improvements and Leasing Commissions. All such sums, together with any interest thereon, are hereinafter collectively referred to as the “Funds”. As used herein, the term “Tenant Improvements" shall mean construction or modification of improvements on or installation of fixtures or equipment in the Property as required to be performed by Grantor pursuant to the terms of any lease which is hereafter approved or, if such lease does not require approval by Beneficiary, is hereafter entered into by Grantor and tenant pursuant to Section 1.12 hereof (“Approved Lease”). As used herein, the term “Leasing Commissions" shall mean reasonable and customary commissions paid to a real estate broker licensed in the state where the Property is located in connection with an Approved Lease, pursuant to commission agreements containing such terms and provisions including, without limitation, as to the timing of the payment of the commission, as are then prevailing between third party, unaffiliated owners and brokers for comparable leases of space at properties similar to the Property in the market area in which the Property is located.

(a) Deposits Into the TILC Reserve/Interest on Funds. Commencing with the first monthly payment due under the Note and continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Beneficiary, concurrently with and in addition to the monthly payment due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, a deposit to the TILC Reserve in a monthly amount equal to $3,600.00 until such time as the total of $150,000 is accumulated in the TILC Reserve. In addition, Grantor shall deposit into the TILC Reserve any amounts paid to Grantor under leases containing lease termination options in favor of tenants thereunder, in connection with the exercise of such tenant’s termination option, other than amounts paid for rent and other charges with respect to periods prior to the lease termination date. So long as no default hereunder or under the other Loan Documents has occurred and is continuing (beyond any grace period applicable to such default) all sums in the TILC Reserve shall be held by Beneficiary in the TILC Reserve to pay and/or reimburse Grantor for the costs and expenses of Tenant Improvements and for paying Leasing Commissions as herein set forth. Interest on the funds contained in the TILC Reserve shall be credited to Grantor as provided in Section 4.28 hereof.

(b) Disbursements from the TILC Reserve. So long as no default hereunder or under the other Loan Documents has occurred and is continuing (beyond any grace period applicable to such default), and to the extent Funds are available for such purpose, Beneficiary shall, within ten (10) days after receipt of a written request from Grantor specifying the amount requested and the applicable Tenant Improvements or Leasing Commissions to be paid for with the requested Funds (“Disbursement Request”), release to Grantor Funds in the amount of the Disbursement Request; subject, however, to the following conditions precedent. Beneficiary shall not be required to make advances from the TILC Reserve more frequently than once in any thirty (30) day period. In making any payment from the TILC Reserve, Beneficiary shall be entitled to rely on such request from Grantor, and on any bill, statement, or estimate from any third party, without any inquiry into the accuracy, validity or contestability of any such amount.

(i) With respect to a Disbursement Request to pay for Tenant

Improvements, Grantor shall provide evidence reasonably satisfactory to Beneficiary (including, if requested by Beneficiary, access to the Property by Beneficiary and/or an architect and/or an engineer specified by Beneficiary for the purpose of inspecting the work done, at Grantor’s expense) that the Tenant Improvements, or such portion thereof, for which the Funds are being requested have been completed in accordance with Section 1.7(c) below. Grantor shall submit to Beneficiary copies of invoices for which Funds are being requested, and if required by Beneficiary, shall also submit waivers of lien from the general contractor or subcontractor(s) who have performed the work for which Funds are being requested. Grantor shall execute and deliver to Beneficiary a certificate (in form and substance reasonably satisfactory to Beneficiary) that the Tenant Improvements covered by the applicable Disbursement Request comply with, and have fully satisfied, the terms and provisions of Section 1.7(c) below. Grantor shall provide Beneficiary with a copy of any and all applicable permanent certificates of occupancy and other governmental permits, if any be required, issued by applicable governmental authorities with respect to the Tenant Improvements, which certificates and permits allow the tenant to open for business as contemplated under such lease. Grantor shall provide such additional documents, certificates and affidavits as Lender may reasonably request.

(ii) With respect to the final Disbursement Request relative to any

Approved Lease, Grantor shall provide Beneficiary with (A) an original estoppel certificate executed by the tenant under the Approved Lease for which such request relates, stating that such tenant has accepted the Tenant Improvements (subject to minor punchlist items), and has occupied the space covered by the Tenant Improvements and that there are no defaults under such lease (nor does there exist any event or conditions, which with the passage of time or the giving of notice, or both, could result in such a default), (B) if required by Beneficiary, an original subordination, non-disturbance and attomment agreement in form acceptable to Beneficiary executed by the tenant under the Approved Lease in favor of Beneficiary, (C) evidence of payment of rent by the tenant under the Approved Lease, and (D) if required by the local governmental jurisdiction, certificates of occupancy or comparable local certificates or permits with respect to any Tenant Improvements.

(iii) 16

With respect to a Disbursement Request to pay any portion of the Leasing Commissions, Grantor shall provide evidence as reasonably requested by Beneficiary that such Leasing Commissions are then due and payable or have been properly paid, and such additional documents, certificates and affidavits as Lender may reasonably request.

(iv) Notwithstanding any provision of this Section 1.7 to the contrary,

Funds disbursed with respect to any Approved Lease (i) for Tenant Improvements shall be an amount not to exceed, under any circumstances, the reasonable costs and expenses actually incurred by Grantor therefore; and (ii) for Leasing Commissions shall be an amount not to exceed, under any circumstances, the commission actually incurred by Grantor therefore which is reasonable and customary for a licensed real estate broker in the market area in which the Property is located.

(v) In the event a default exists hereunder, then the TILC Reserve may be applied by Beneficiary, in its reasonable discretion, toward payments due, owing and unpaid for the Property and/or to cure or reduce the default then existing, prior to payment of any Disbursement Request by Grantor hereunder. In the event that the reserve is used to reduce or cure a default, then Grantor agrees to replenish the reserve account within 30 days thereafter, and the failure to replenish the reserve account would be an event of default hereunder.

(c) Grantor shall construct and complete all Tenant Improvements within the time periods and as required by, and in accordance with, the Approved Leases. Grantor or tenant shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by all applicable laws with regard to the Tenant Improvements, whether necessary for commencement, completion, use or otherwise. Grantor shall perform or cause to be performed all work in connection with the Tenant Improvements in a good and workmanlike manner, in compliance with all applicable laws (including, without limitation, any and all applicable life safety laws, environmental laws and laws for the handicapped and/or disabled) and, with respect only to those leases requiring Beneficiary approval, with the plans and specifications approved (in writing) by Beneficiary covering the same (which approval shall not be unreasonably withheld or delayed), which performance by Grantor shall be without regard to the sufficiency of the Funds. Grantor covenants and agrees that Tenant Improvements shall be constructed, installed or completed, as applicable, free and clear of any and all liens (including mechanic’s, materialman’s or other liens), claims and encumbrances whatsoever.

1.8 Security Interest in Reserves.

(a) As additional security for the payment and performance by Grantor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Grantor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Beneficiary, and hereby grants to Beneficiary a security interest in all sums on deposit or due under this Deed of Trust and the other Loan Documents including, without limitation, (i)the Impound Account, the TILC Reserve and any other reserve, if any, set forth on Exhibit C attached hereto and made a part hereof (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Grantor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Beneficiary’s name or the name of any entity servicing the Note for Beneficiary and hereby acknowledges and agrees that Beneficiary, or at Beneficiary’s election, such servicing agent, shall have exclusive control over said account, subject to the terms and conditions of Section 1.6, Section 1.7 and Exhibit C of this Deed of Trust and any other applicable provisions herein. Notice of the assignment and security interest granted to Beneficiary herein may be delivered by Beneficiary at any time to the financial institution wherein the Reserves have been established, and Beneficiary, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Grantor hereby holds Beneficiary harmless with respect to all risk of loss regarding amounts on deposit in the Reserves, except to the extent that any such loss is caused by the gross negligence or intentional misconduct of Beneficiary. Grantor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Grantor’s direction and is not the exercise by Beneficiary of any right of set-off or other remedy upon a default. If a default shall occur hereunder or under any other of the Loan Documents which is not cured within any applicable grace or cure period, then Beneficiary may, without notice or demand on Grantor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all reasonable costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the indebtedness evidenced by the Note or any other obligations of Grantor under the other Loan Documents in such manner as permitted under the Loan Documents, and the excess, if any, shall be paid to Grantor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any default hereunder or under the other Loan Documents.

(b) The Reserves are solely for the protection of Beneficiary and entail no responsibility on Beneficiary’s part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Deed of Trust by Beneficiary, any funds in the Reserves shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary’s option and in Beneficiary’s discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary. Upon full payment of the indebtedness secured hereby in accordance with its terms (or if earlier, the completion of the applicable conditions to release of each Reserve to Beneficiary’s satisfaction) or at such earlier time as Beneficiary may elect, the balance in the Reserves then in Beneficiary’s possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

(c) Subject to the requirements of Section 4.28 herein, any amounts received by

Beneficiary from Grantor may be invested by Beneficiary (or its servicer) for its benefit, and Beneficiary shall not be obligated to pay, or credit, any interest earned thereon to Grantor except as may be otherwise specifically provided in this Deed of Trust.

1.9 Casualty and Condemnation. Grantor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof (collectively, an “Insured Event”). All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Beneficiary, subject to the remainder of this Section 1.9. Beneficiary may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Beneficiary is hereby authorized, in its own name or in Grantor’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Grantor shall from time to time deliver to Beneficiary any instruments required to permit such participation; provided, however, that Beneficiary shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Note, and (ii) $350,000.00. Provided no default is then continuing hereunder or under any of the other Loan Documents and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default hereunder or under any of the other Loan Documents, Beneficiary shall apply any sums received by it under this Section first to the payment of all of its reasonable, out-of-pocket costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a) In the event that Beneficiary receives insurance proceeds or condemnation awards upon the occurrence of an Insured Event in an amount not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Note, and (ii) $350,000.00, (collectively, the “Threshold Amount”), Beneficiary shall, to the extent such insurance proceeds or condemnation awards are available for such purpose, disburse to Grantor the amount paid or incurred by Grantor as a result of any such Insured Event for costs and expenses incurred by Grantor to repair or restore the Property (collectively the “Repairs”) within ten (10) days following: (A) the receipt by Beneficiary of a written request from Grantor for disbursement and a certification by Grantor to Beneficiary that the applicable item of Repair, or portion thereof for which such disbursement is being requsted, has been completed; (B) the delivery to Beneficiary of invoices, receipts or other evidence verifying the cost of performing the Repairs or applicable portion thereof; and (C) for disbursement requests (i) in excess of $20,000.00 with respect to any single Repair, or (ii) for any single Repair that is structural in nature, delivery to Beneficiary of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (2) upon completion of such Repairs, a certification from an inspecting architect or other third party acceptable to Beneficiary describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (3) upon completion of such Repairs, a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy was required by law, or a certification by Grantor that no new certificate of occupancy was required by law. Beneficiary shall not be required to make any such advances more frequently than one time in any calendar month. •

(b) In the event any proceeds or awards from an Insured Event exceed the

Threshold Amount but less than sixty percent (60%) of the Improvements located on the Land have been taken or destroyed, then if:

(1) the Property can, in Beneficiary’s reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage by the earlier to occur of the following dates: (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Grantor or Beneficiary, and (ii) six (6) months prior to the stated maturity date of the Note, and

(2) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Property as described in Section 1.9(b)(1) above, and

(3) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor, the full amount of which shall at Beneficiary’s option have been deposited with Beneficiary) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(4) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full with the same coverage ratio considered by Beneficiary in its determination to make the Loan, and

(5) Grantor shall have delivered to Beneficiary, at Grantor’s sole cost and expense, an appraisal report from an appraiser, in form and substance reasonably satisfactory to Beneficiary appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Beneficiary in its determination to make the Loan, then, Beneficiary shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to facilitate such restoration or repair, and any funds deposited by Grantor therefor, to Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Beneficiary of plans and specifications, contractors and the form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Beneficiary. Any remaining proceeds shall be applied by Beneficiary for payment of the indebtedness secured hereby in whatever order Beneficiary directs, or released to Grantor, in its absolute discretion. Grantor shall, in good faith, undertake reasonable efforts to cause the conditions described in this Section 1.9(b) to be fully satisfied (e.g., Grantor shall timely make applications for necessary governmental permits, shall order an appropriate appraisal report, etc.). If such conditions are satisfied, Grantor shall be obligated to undertake restoration and repair of the damaged improvements subject to the terms of this Section 1.9.

Any disbursement pursuant to this clause (b) of sums by Beneficiary shall, subject to Grantor’s satisfaction of the provisions hereof, be in a manner to promptly facilitate the restoration or repair of the Property. In the event Grantor fails to meet the requirements of this clause (b), then Beneficiary may elect, in its absolute discretion and without regard to the adequacy of Beneficiary’s security, to accelerate the maturity date of the Note and declare any and all of the indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums to the payment of the secured indebtedness in whatever order Beneficiary directs in its sole discretion, with any remainder being paid to Grantor.

(c) In all other cases, namely, in the event that sixty percent (60%) or more of the

Improvements located on the Land have been taken or destroyed Beneficiary may elect, in Beneficiary’s absolute discretion and without regard to the adequacy of Beneficiary’s security, to (i) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the secured indebtedness in whatever order Beneficiary directs in its absolute discretion, with any remainder being paid to Grantor, or (ii) make insurance or condemnation proceeds available to Grantor for repair or restoration if Grantor establishes to the satisfaction of Beneficiary, in its reasonable discretion, that Grantor otherwise satisfies the requirements of Section 1.9(b) above. Should Beneficiary make the election described immediately above in item (ii) of this Section 1.9(c), Grantor shall be obligated to undertake restoration and repair of the damaged Improvements consistent with the provisions of this Section 1.9.

(d) Any reduction in the indebtedness secured hereby resulting from Beneficiary’s application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Grantor shall not be excused in the payment thereof. Partial payments received by Beneficiary, as described in the preceding sentence, shall be applied as set forth in Section 1.2(c) of the Note. If Grantor undertakes to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Grantor shall promptly and diligently, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Grantor shall pay to Beneficiary all reasonable costs and expenses of Beneficiary incurred in administering said rebuilding, restoration or repair, provided that Beneficiary makes such proceeds or award available for such purpose. Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation. Grantor hereby irrevocably constitutes and appoints Beneficiary as the attorney-in-fact of Grantor (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

1.10 Mechanics’ Liens. Grantor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Land or the Improvements; provided, however, that, Grantor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Beneficiary and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Grantor shall contest any such claim or demand, Grantor shall promptly notify Beneficiary of such contest and thereafter shall, upon Beneficiary’s request, promptly provide a bond, cash deposit or other security reasonably satisfactory to Beneficiary to protect Beneficiary’s interest and security should the contest be unsuccessful. If Grantor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Beneficiary may do so and any and all expenses incurred by Beneficiary, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.11 Assignment of Leases and Rents. Grantor acknowledges and confirms that, as additional collateral security for the payment of the indebtedness secured hereby, and cumulative of any and all rights and remedies herein provided, it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date herewith (the “Assignment”), intending such Assignment to create a present, absolute irrevocable, unconditional assignment to Beneficiary of all current or future leases of all or any portion of the Property and Rents. Upon the occurrence of a default under this Deed of Trust which has not been cured within any applicable grace or cure period, Beneficiary shall be entitled to exercise any or all of the remedies provided in this Deed of Trust and in the Assignment, including, without limitation, the appointment of a receiver. This Assignment of Leases and Rents shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property.

1.12 Leases and Licenses.

(a) Grantor covenants and agrees that it shall not enter into any lease affecting

5,000 square feet or more of the Property or having a term (including any renewal or extension term) of more than 10 years without the prior written approval of Beneficiary, which approval shall not be unreasonably withheld. The request for approval of each such proposed new lease shall be made to Beneficiary in writing and shall state that, pursuant to the terms of this Deed of Trust, failure to approve or disapprove such proposed lease within ten (10) business days is deemed approval and Grantor shall furnish to Beneficiary (and any loan servicer specified from time to time by Beneficiary): (i) such biographical and financial information about the proposed tenant as

Beneficiary may require in conjunction with its review, (ii) a copy of the proposed form of lease, and (iii) a summary of the material terms of such proposed lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Beneficiary intends to include among its criteria for approval of any such proposed lease the following: (i) such lease shall be with a bona-fide arm’s length tenant; (ii) such lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and leases in the market area of the Land; (iii) such lease shall provide that the tenant pays for its expenses; (iv) the rental shall be at least at the market rate then prevailing for similar properties and leases in the market areas of the Land; and (v) such lease shall contain subordination and attornment provisions in form and content acceptable to Beneficiary. Failure of Beneficiary to approve or disapprove any such proposed lease within ten (10) business days after receipt of such written request and all the documents and information required to be furnished to Beneficiary with such request shall be deemed approval, provided that the written request for approval specifically mentioned the same.

(b) All other leases shall be written on the standard form lease (without any material changes) which Beneficiary has approved (which approval shall not be unreasonably withheld or delayed) and shall be on arm’s length terms consistent with the terms for similar leases in Douglas County, Colorado, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in Douglas County, Colorado. Grantor shall also submit to Beneficiary for Beneficiary’s approval, which approval shall not be unreasonably withheld or delayed, prior to the execution thereof, any proposed lease, license or occupancy agreement of the Property or any portion thereof that differs materially and adversely from the aforementioned form lease. Grantor shall not execute any lease, license or occupancy agreement for all or a substantial portion of the Property, except for an actual occupancy by the tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases, licenses and occupancy agreements with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. In addition to the requirements set forth in Section 1.18(c) of this Deed of Trust, Grantor shall furnish to Beneficiary, within ten (10) days after a written request by Beneficiary to do so, a current rent roll, certified by Grantor as being true and correct, containing the names of all tenants, lessees and licensees with respect to the Property, the terms of their respective leases, licenses or occupancy agreements, the spaces occupied and the rentals or fees payable thereunder and the amount of each tenant’s security deposit. Upon the written request of Beneficiary, Grantor shall deliver to Beneficiary a copy of each such lease, license and occupancy agreement. Grantor shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any such lease, license or occupancy agreement or allow the tenant, lessee or licensee thereunder to withhold payment or rent except as may be expressly permitted by the terms of the applicable lease and, except as otherwise expressly permitted by the terms of Section 1.13 hereof, shall not further assign any such lease, license or occupancy agreement or any such rents. Grantor, at no cost or expense to Beneficiary, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such leases. Grantor shall not, without the prior written consent of Beneficiary, modify any of the leases, terminate or accept the surrender of any leases, waive or release any other party from the performance or observance of any obligation or condition under such leases except, with respect only to leases affecting less than 5,000 square feet and having a term often (10) years or less, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located. Grantor shall not permit the prepayment of any rents under any of the leases for more than one (1) month prior to the due date thereof.

1.13 Alienation and Further Encumbrances.

(a) Grantor acknowledges that Beneficiary has relied upon the principals of

Grantor and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.5 hereof, in the event that the Property or any part thereof or interest therein shall be sold (including any installment sales agreement), conveyed, disposed of, alienated, hypothecated, leased (except to tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Grantor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Beneficiary being first obtained, which consent may be withheld in Beneficiary’s sole discretion, then the same shall constitute a default hereunder and Beneficiary shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Grantor were prepaying the entire indebtedness secured hereby on the date of such acceleration. For the purposes of this Section, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (whether voluntarily or involuntarily) of all or any portion of the ownership interest in (or, directly or indirectly through constituent parties, any of the ultimate beneficial ownership interest in) Grantor shall be deemed to be a transfer of an interest in the Property. Notwithstanding the foregoing, however, transfers or assignments of ownership interests in Grantor (or its constituent parties) may be undertaken without the consent of Beneficiary in the following circumstances:

(1) In the case of a Grantor which is a limited partnership, up to 49% of the limited partnership interests in Grantor shall be freely transferable so long as those persons responsible for the management and control of the Grantor and the Property remain unchanged following such transfer.

(2) In the case of a Grantor which constitutes a limited liability company,

up to 49% of the non-managing membership interests in Grantor shall be freely transferable so long as those persons responsible for the management and control of Grantor and the Property remain unchanged following such transfer.

(3) In the case of a Grantor which constitutes a corporation, up to 49% of the aggregate of the issued and outstanding capital stock of Grantor may be sold or assigned, taking into account (i) any prior sales or assignments, and (ii) the effective change in ownership resulting from any issuance of new shares of capital stock in Grantor or its constituent party.

(4) Gifts for estate planning purposes of any individual’s interests in

Grantor or in any of Grantor’s general partners, members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be a default under this Deed of Trust so long as Grantor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and Grantor remain unchanged following such gift or any replacement management is approved by Beneficiary.

(5) Involuntary assignments or transfers caused by the death,

incompetence or dissolution of Grantor, one of its constituent parties or the owner of one of its constituent parties are permitted if: (i) Grantor is reconstituted, if required, following such death, incompetence or dissolution, and (ii) those persons responsible for the management and control of Grantor and the Property remain unchanged as a result of such death, incompetence or dissolution or any replacement management is approved by Beneficiary in its reasonable discretion.

In all cases where assignment of ownership interests is allowed pursuant to this Section 1.13(a), the proportionate ownership which is proposed to be transferred shall be calculated so as to take into account prior transfers or assignments from the same transferor. Furthermore, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (whether voluntarily or involuntarily) of all or any portion of the ownership interest in (or, directly or indirectly through constituent parties, any of the ultimate beneficial ownership interest in) any guarantor of Grantor’s obligation hereunder or under any of the other Loan Documents shall constitute a default hereunder and Beneficiary shall have the right to exercise its various remedies described hereinabove; provided, however, ownership interests in any such guarantor may be transferred in a manner consistent with the allowable transfers of ownership interests in Grantor described hereinabove.

(b) Notwithstanding the foregoing provisions of this Section, Beneficiary shall consent to a sale, conveyance or transfer of the Property in its entirety (hereinafter, a “Sale”) to any person or entity provided that each of the following terms and conditions are satisfied:

(1) No default is then continuing hereunder or under any of the other Loan

Documents beyond any notice and grace period applicable to such default;

(2) Grantor gives Beneficiary written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Beneficiary all reasonable information concerning the proposed transferee of the Property (hereinafter, a “Buyer”) as Beneficiary would require in evaluating an initial extension of credit to a borrower and pays to Beneficiary a non-refundable application fee in the amount of $5,000.00 (the “Application Fee”). Beneficiary shall have the right, in its reasonable discretion, to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Beneficiary shall consider, among other things, the Buyer’s experience and track record in owning and operating facilities similar to the Property, the Buyer’s entity structure, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities;

(3) Grantor pays Beneficiary, concurrently with the closing of such Sale, a non-refundable assumption fee (the “Assumption Fee”) in an amount equal to one percent (1%) of the then outstanding principal balance of the Note. The Application Fee shall be used to pay Beneficiary’s reasonable and customary out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Beneficiary in connection with the Sale. Grantor’s obligation to pay such out-of-pocket costs and expenses and attorneys’ fees of Beneficiary in connection with such Sale shall not exceed the Application Fee;

(4) The Buyer assumes and agrees to pay the indebtedness secured hereby subject to the provisions of Section 4.23 hereof and to perform the covenants of Grantor under the Loan Documents, and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Beneficiary may require;

(5) Grantor and the Buyer execute, without any cost or expense to

Beneficiary, new financing statements or financing statement amendments and any additional documents reasonably requested by Beneficiary;

(6) Grantor delivers to Beneficiary, without any cost or expense to

Beneficiary, such endorsements to Beneficiary’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Beneficiary may deem necessary at the time of the Sale, all in form and substance satisfactory to Beneficiary, including, without limitation, an endorsement or endorsements to Beneficiary’s title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subsection (4) of this Section 1.13(b), with no additional exceptions added to such policy other than those as are approved by Beneficiary in its sole discretion, and insuring that fee simple title to the Property is vested in the Buyer;

(7) Grantor executes and delivers to Beneficiary, without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Beneficiary and shall be binding upon the Buyer;

(8) Subject to the provisions of Section 4.23 hereof, such Sale is not construed so as to relieve Grantor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Grantor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of said personal liability;

(9) Such Sale is not construed so as to relieve any current guarantor or indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby and each such current guarantor and indemnitor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement, provided that if the Buyer or a party associated with the Buyer approved by Beneficiary in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and the Buyer or such party associated with the Buyer, as applicable, executes, without any cost or expense to Beneficiary, a new guaranty or indemnity agreement in form and substance satisfactory to Beneficiary, then Beneficiary shall release the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement after the closing of such Sale;

(10) The Buyer shall furnish, if the Buyer is a corporation, partnership, or other entity, all documents evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which documents shall include, but not in any way be limited to, certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners or members of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Beneficiary may require, shall be single purpose, single-asset “bankruptcy remote” entities, whose formation documents shall be approved by counsel to Beneficiary;

(11) The Buyer, if required by Beneficiary, shall furnish an opinion of counsel satisfactory to Beneficiary and its counsel (i) that the Buyer’s formation documents provide for the matters described in Section 1.13(b)(10) hereof, (ii) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Loan Documents are valid, binding and enforceable against the Buyer in accordance with their terms, (iii) that the Buyer and any entity which is a controlling stockholder, member or general partner of Buyer, have been duly organized, and are in existence and in good standing, and (iv) with respect to such other matters, as Beneficiary may reasonably request;

(12) If the Buyer is a single-member limited liability company, Buyer must be formed in a state whose statutes permit the continued existence of a limited liability company upon the bankruptcy or dissolution of the sole member, and the Buyer’s operating agreement must provide for the continued existence of the Buyer in the event of the bankruptcy or dissolution of the sole member. The Buyer, if required by Beneficiary, shall also furnish an opinion of counsel satisfactory to Beneficiary and its counsel that if the Buyer is a single-member limited liability company, that (i) the Buyer is a separate legal entity formed in a state whose statutes permit the continued existence of a limited liability company upon the bankruptcy or dissolution of the sole member; (ii) the separate existence of the Buyer shall continue until the cancellation of the certificate of organization; (iii) the Buyer’s operating agreement provides for the continued existence of the Buyer in the event of the bankruptcy or dissolution of the sole member, and that such provisions would be enforceable notwithstanding the bankruptcy of the sole member; and (iv) any judgment creditor of the sole member may not satisfy its claims against the sole member by asserting a claim against the Property or any other assets of the Buyer;

(13) If required under the operative documents with respect to a Secondary Market Transaction (as hereinafter defined), Beneficiary shall have received evidence in writing from the Rating Agency (as defined in Section 1.18 hereof) to the effect that the proposed transfer will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction or, if no such rating has been issued, in Beneficiary’s good faith judgment, such transfer shall not have an adverse effect on the level of rating obtainable in connection with the Loan;

(14) Grantor shall reimburse Beneficiary (first by application against the Application Fee and any excess amounts by Grantor) for all of Beneficiary’s reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and Rating Agency fees and expenses) incurred or anticipated to be incurred by Beneficiary in connection with a Sale including, without limitation, Beneficiary’s determination of whether Grantor has satisfied all of the conditions and requirements set forth in this Section 1.13(b); and

(15) Grantor’s obligations under the contract of sale pursuant to which such Sale, conveyance or transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 1.13(b).

1.14 Payment of Utilities, Assessments, Charges, Etc. Grantor shall pay when due all utility charges which are incurred by Grantor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Land and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Land and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon..

1.15 Access Privileges and Inspections. Beneficiary and the agents, representatives and employees of Beneficiary shall, subject to the rights of tenants and upon reasonable prior notice to Grantor (except in an emergency), have full and free access to the Land and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Grantor relating to the Property. Grantor shall lend assistance to all such agents, representatives and employees of Beneficiary.

1.16 Waste; Alteration of the Property. Grantor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Grantor shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Beneficiary. Without the prior written consent of Beneficiary, Grantor shall not commence construction of any improvements on the Land other than improvements required for the maintenance or repair of the Property and Tenant Improvements.

1.17 Zoning/Use. Without the prior written consent of Beneficiary, Grantor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Land or the Improvements. Grantor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Land or the Improvements. Grantor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Grantor shall keep all licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Property in full force and effect. Grantor shall operate the Property as a retail and/or office complex for so long as the indebtedness secured hereby is outstanding. If, under applicable zoning provisions, the use of all or any part of the Land or the Improvements is or becomes a nonconforming use, Grantor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Beneficiary. Further, without Beneficiary’s prior written consent, Grantor shall not file or subject any part of the Land or the Improvements to any declaration of condominium or cooperative or convert any part of the Land or the Improvements to a condominium, cooperative or other form of multiple ownership and governance.

1.18 Financial Statements and Books and Records. Grantor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Beneficiary and its duly authorized representatives shall have the right to examine, copy and audit Grantor’s records and books of account at all reasonable times upon reasonable prior notice to Grantor. So long as this Deed of Trust continues in effect, Grantor shall provide to Beneficiary, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Beneficiary as being true and correct by Grantor or the entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance reasonably acceptable to Beneficiary:

(a) copies of all tax returns filed by Grantor, within thirty (30) days after the date of filing;

(b) quarterly operating statements for the Property, within fifteen (15) days after the end of each March, June, September and December, provided, operating statements shall be delivered monthly for the first twelve (12) full calendar months of the Note;

(c) current rent rolls for the Property, within fifteen (15) days after the end of each

March, June, September and December, provided, rent rolls shall be delivered monthly for the first twelve (12) full calendar months of the Note;

(d) annual balance sheets for the Property and annual financial statements for

Grantor, each principal, member or general partner in Grantor with an ownership interest in excess of 51%, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, within ninety (90) days after the end of each calendar year; and

(e) such other information with respect to the Property, Grantor, the principals,

members or general partners in Grantor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, which may be reasonably requested from time to time by Beneficiary, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Beneficiary within the applicable time periods and any applicable grace periods provided in Section 2.1 herein, Grantor shall pay to Lender a late fee of $250.00. Further, if any of the aforementioned materials are not furnished to Beneficiary within the applicable time periods and any applicable grace periods provided in Section 2.1 herein, or the contents of any of the foregoing are not reasonably satisfactory to Beneficiary, in addition to any other rights and remedies of Beneficiary contained herein, Beneficiary shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Beneficiary, in which event Grantor agrees to pay, or to reimburse Beneficiary for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit. Grantor agrees that any and all materials furnished hereunder are the property of Beneficiary (and Beneficiary’s servicer) and may be released and made available to such parties as Beneficiary or its servicer deems necessary in the course of its business, including any Rating Agency responsible for rating securities issued in any Secondary Market Transaction. For purposes hereof, a “Secondary Market Transaction" shall be (a) any sale or assignment of this Deed of Trust, Note and other Loan Documents to one or more investors as a whole loan, (b) a participation of the Loan to one or more investors, (c) any deposit of this Deed of Trust, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale, assignment or transfer of the Loan or any interest therein to one or more investors. If at any time during which the Loan is an asset of a securitization or is otherwise an asset of any rated transaction, “Rating Agency" shall mean the rating agency or rating agencies that from time to time rate the securities, certificates or other instruments issued in connection with such securitization or other transaction.

1.19 Further Documentation. Grantor shall, on the request of Beneficiary in Beneficiary’s reasonable discretion and at the expense of Grantor, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in any of the other Loan Documents and promptly execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents or as may be deemed advisable by Beneficiary to protect, continue or preserve the liens and security interests hereunder, including, without limitation, security instruments, financing statements and continuation statements.

1.20 Payment of Costs.

(a) Payment. Grantor shall pay all reasonable costs and expenses of every character incurred in connection with the closing of the Loan or otherwise attributable or chargeable to Grantor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees.

(b) Advances to Protect Property. Without limiting or waiving any other rights and remedies of Beneficiary hereunder, if Beneficiary determines that Grantor is not adequately performing or has failed to perform any of its obligations, covenants or agreements contained in this Deed of Trust or in any of the other Loan Documents and such inadequacy or failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Beneficiary’s interest in the Property or Beneficiary’s right to enforce its security, then Beneficiary may, at its option, with or without notice to Grantor, make any appearances, disburse or advance any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Grantor to perform its covenants and agreements (without, however, waiving any default of Grantor). Grantor agrees to pay on demand all expenses of Beneficiary reasonably incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Interest Rate (as defined in the Note) from and after the date on which Beneficiary incurs such expenses until reimbursement thereof by Grantor. Any such expenses so incurred by Beneficiary, together with interest thereon as provided above, shall be additional indebtedness of Grantor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The necessity for any such actions and of the amounts to be paid shall be determined by Beneficiary in its reasonable discretion. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor except in the event of Grantor’s gross negligence or willful misconduct. Grantor hereby acknowledges and agrees that the remedies set forth in this Section 1.20(b) shall be exercisable by Beneficiary, and any and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor with interest thereon at the Default Interest Rate (as defined in the Note), notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Beneficiary after the filing by Grantor of a voluntary case or the filing against Grantor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended (the “Act”), Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Grantor, Beneficiary, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents. This indemnity shall survive payment in full of the indebtedness secured hereby. This Section 1.20(b) shall not be construed to require Beneficiary to incur any expenses, make any appearances or take any actions.

1.21 Security Interest. As further security for the payment of the secured indebtedness and the performance of the obligations, covenants, agreements and undertakings of Grantor herein, this Deed of Trust shall be deemed to encumber and create a security interest in, and Grantor hereby grants to Beneficiary a security interest in all Reserves (as hereinabove defined), all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Land or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Land and the Improvements. The foregoing security interest shall also cover Grantor’s leasehold interest in any of the foregoing property which is leased by Grantor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Grantor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approVal of Beneficiary. Grantor shall promptly replace all of the Collateral subject to the lien or security interest of this Deed of Trust when worn out or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Beneficiary, remove from the Land or the Improvements any of the Collateral subject to the lien or security interest of this Deed of Trust except such as is replaced by an article of equal suitability and value as above provided, owned by Grantor free and clear of any lien or security interest except that created by this Deed of Trust and the other Loan Documents and except as otherwise expressly permitted by the terms of Section 1.13 of this Deed of Trust. All of the Collateral shall be kept at the location of the Land except as otherwise required by the terms of the Loan Documents. Grantor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

1.22 Security Agreement. This Deed of Trust constitutes both a real property deed of trust and a “security agreement” between Grantor and Beneficiary with respect to the Collateral in which Beneficiary is granted a security interest hereunder, and, cumulative of all other rights and remedies of Beneficiary hereunder, Beneficiary shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Grantor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Grantor agrees to furnish Beneficiary with notice of any change in the name, identity, corporate structure, residence, or principal place of business or mailing address of Grantor within ten (10) days of the effective date of any such change. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Beneficiary’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. If notice is required by law, Beneficiary shall give Grantor at least ten (10) days’ prior written notice of the time and place of any public sale of such property (or such greater notice as is required by applicable law) or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Grantor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Grantor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Subject to the requirements of applicable law, any sale made pursuant to the provisions of this Section 1.22 shall be deemed to have been a public sale conducted in a commercially reasonable manner if, at least ten (10) days prior to date of such sale, notice of the sale is published once in a newspaper of general circulation in the county in which the

Property is located. Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Beneficiary pursuant to any applicable Uniform Commercial Code:

(a) In the event of a foreclosure sale, the Property may, at the option of

Beneficiary, be sold as a whole; and

(b) It shall not be necessary that Beneficiary take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

Grantor will not change the state of its organization or registration, without obtaining the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, delayed or conditioned. Beneficiary’s consent will, however, be conditioned upon, among other things, the execution and delivery of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Beneficiary’s security interest in the Collateral as a result of such changes. The name, principal place of business and chief executive office of Grantor (as Debtor under any applicable Uniform Commercial Code), as of the date hereof, are:

HRMED, LLC
do Gibbons-White Incorporated 2305 Canyon Boulevard, Suite 200 Boulder, Colorado 80302

The name and address of Beneficiary (as Secured Party under any applicable Uniform Commercial Code) are:

Column Financial, Inc.
11 Madison Avenue

5th Floor

New York, New York 10010-3629 Attn: Edmund Taylor

1.23 Easements and Rights-of-Way. Grantor shall not grant any easement or right-of-way with respect to all or any portion of the Land or the Improvements without the prior written consent of Beneficiary (not to be unreasonably withheld or delayed). The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Deed of Trust and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Beneficiary consents to the grant of an easement or right-of-way, Beneficiary agrees to grant such consent without charge to Grantor other than reasonable expenses, including, without limitation, reasonable attorneys’ fees, incurred by Beneficiary in the review of Grantor’s request and, if applicable, in the preparation of documents relating to the subordination of this Deed of Trust to such easement or right-of-way.

1.24 Compliance with Laws.

(a) Grantor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Grantor may, upon providing Beneficiary with security satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Grantor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

(b) Grantor agrees that the Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively “Access Laws”). Grantor agrees to give prompt notice to Beneficiary of the receipt by Grantor of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

1.25 Additional Taxes. In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the Beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Deed of Trust or the indebtedness secured hereby or Beneficiary, then, and in any such event, Grantor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefor; provided, however, that if in the opinion of counsel for Beneficiary (a) it might be unlawful to require Grantor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Beneficiary may elect, by notice in writing given to Grantor, to declare all of the indebtedness secured hereby to be and become due and payable in full, thirty (30) days from the giving of such notice.

1.26 Grantor’s Waivers. To the full extent permitted by law, Grantor agrees that Grantor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. To the full extent permitted by law, Grantor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or any other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Beneficiary under the terms of this Deed of Trust to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever. Grantor, for Grantor and Grantor’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel waives, releases, relinquishes and forever forgoes: (a) all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) all right to a marshalling of the assets of Grantor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) all rights and periods of redemption provided under applicable law to the fullest extent permitted by law and agrees that it shall not solicit or aid the solicitation of the filing of any Petition (as hereinafter defined) against the Grantor, whether acting on its own behalf or on behalf of any other party. Without limiting the generality of the foregoing, Grantor shall not (i) provide information regarding the identity of creditors or the nature of creditors’ claims to any third party (other than Grantor’s attorneys, accountants or other consultants as necessary in the ordinary course of Grantor’s business) unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency; or (ii) pay the legal fees or expenses of any creditor of or interest holder in Grantor with respect to any matter whatsoever.

1.27 Intentionally Deleted.

1.28 Contractual Statute of Limitations. To the extent permitted by applicable law, Grantor hereby agrees that any claim or cause of action by Grantor against Beneficiary, or any of Beneficiary’s directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Beneficiary or by Beneficiary’s directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Grantor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Grantor first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Beneficiary or any other person authorized to accept service of process on behalf of Beneficiary, within thirty (30) days thereafter. Grantor agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action. The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Beneficiary. This provision shall survive any termination of this Deed of Trust or any of the other Loan Documents.

1.29 Management. The management of the Property shall be by either: (a) Grantor or an entity affiliated with Grantor approved by Beneficiary for so long as Grantor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Beneficiary in its reasonable discretion. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Beneficiary. In no event shall any manager be removed or replaced or the terms of any management agreement materially modified or amended without the prior written consent of Beneficiary. In the event of default hereunder or under any management contract then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Grantor to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Grantor to retain, a new management agent approved by Beneficiary. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Grantor’s liabilities and obligations with respect to this Deed of Trust and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Grantor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

1.30 Hazardous Materials and Environmental Concerns.

(a) Grantor hereby represents and warrants to Beneficiary, to the best of Grantor’s present, actual knowledge, based solely on that certain Phase I Environmental Report prepared by ABCO Engineering Corp., dated September 25, 2002, that, as of the date hereof: (i) the Property is in full compliance with, and to the best of Grantor’s knowledge, information and belief, the Property has been in full compliance with, all local, state or federal laws, rules and regulations pertaining to environmental regulation, contamination, remediation or human health or safety (including the regulation or remediation of Hazardous Substances, as defined below) (collectively, “Environmental Laws”), all as amended; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious substances or raw materials which may include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Ha       .ardous Substances”) are located on or have been handled, manufactured, generated, stored, processed, transported to or from, or disposed of on or subjected to Release or discharged from the Property (including soil and groundwater beneath the Property) except for those substances used by Grantor or the tenants of the Property in the ordinary course of its or their business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial, administrative or other notice or action relating to Hazardous Substances or noncompliance with Environmental Laws, nor is Grantor aware of any basis for such lien, notice or action; (iv) there are no underground storage tanks or other underground storage receptacles (whether active or abandoned) used to store Hazardous Substances on the Property; (v) Grantor has received no notice of, and to the best of Grantor’s knowledge and belief, there does not exist any, investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Grantor know of any basis for such investigation, action, proceeding or claim; (vi) Grantor has received no notice that, and, to the best of Grantor’s knowledge and belief, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance, trespass or any other liability or adverse condition on any other property, nor does Grantor know of any basis for such notice or claim; and (vii) there are no present environmental conditions or events, or to Grantor’s best knowledge, past environmental conditions or events, on or near the Property that could be reasonably anticipated to materially adversely affect the value of the Property.

(b) Grantor shall keep or cause the Property to be kept free from Hazardous

Substances (except those substances used by Grantor or the tenants of the Property in the ordinary course of its or their business and in compliance with all Environmental Laws) and in full compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants (except those substances used by tenants in the ordinary course of their activities and in compliance with all Environmental Laws), invitees and trespassers, and, without limiting the generality of the foregoing, during the term of this Deed of Trust, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos. If required by Beneficiary or under any Environmental Law, Grantor shall maintain an Operation and Maintenance Program (“O&M Program”) for the management of asbestos, lead-based paint, radon or any other Hazardous Substances at the Property.

(c) Grantor shall promptly notify Beneficiary if Grantor shall become aware of (i)

any Release or threatened Release of Hazardous Substances at, on, under, from, or affecting or threatening to affect the Property (except those substances used by Grantor or tenants in the ordinary course of their business or activities, respectively, and in compliance with all Environmental Laws), (ii) any lien or filing of a lien, action or notice affecting or threatening to affect the Property or Grantor resulting from any violation or alleged violation of Environmental Law, (iii) any investigation, inquiry or proceeding concerning Grantor or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) any occurrence, condition or state of facts which would render any representation or warranty in this Section incorrect in any respect if made at the time of such discovery. Further, immediately upon receipt of the. same, Grantor shall deliver to Beneficiary copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential non-compliance with any Environmental Laws in connection with the Property or presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property (except those substances used in the ordinary course of its or its tenants’ business and in compliance with all Environmental Laws). Grantor shall, promptly and when and as required, at Grantor’s sole cost and expense, take all actions as shall be necessary or advisable for compliance with the terms of this Section 1.30 or for the remediation, of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment, remedial and response actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Beneficiary) and shall further pay or cause to be paid, at no expense to Beneficiary, all remediation, response, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Grantor fails to do so (1) Beneficiary may, but shall not be obligated to, undertake remediation at the Property or other affected property necessary to bring the Property into conformance with the terms of Environmental Laws, and (2) Grantor hereby grants to Beneficiary and its agents and employees access to the Property and a license to do all things Beneficiary shall deem necessary to bring the Property into conformance with Environmental Laws. Any and all costs and expenses reasonably incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. GRANTOR COVENANTS AND AGREES, AT GRANTOR’S SOLE COST AND EXPENSE, TO INDEMNIFY, DEFEND (AT TRIAL AND APPELLATE LEVELS, AND WITH ATTORNEYS, CONSULTANTS AND EXPERTS ACCEPTABLE TO BENEFICIARY), AND HOLD BENEFICIARY HARMLESS FROM AND AGAINST ANY AND ALL LIENS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, SETTLEMENT PAYMENTS, PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, CLAIMS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, DISBURSEMENTS AND EXPENSES OF ANY KIND OR OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’, CONSULTANTS’ AND EXPERTS’ FEES AND DISBURSEMENTS ACTUALLY INCURRED IN INVESTIGATING, DEFENDING, SETTLING OR PROSECUTING ANY CLAIM, LITIGATION OR PROCEEDING) WHICH MAY AT ANY TIME BE IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST BENEFICIARY OR THE PROPERTY, AND ARISING DIRECTLY OR INDIRECTLY FROM OR OUT OF: (A) THE PRESENCE, RELEASE OR THREAT OF RELEASE OF ANY HAZARDOUS SUBSTANCES ON, IN, UNDER, AFFECTING OR THREATENING TO AFFECT ALL OR ANY PORTION OF THE PROPERTY MANY SURROUNDING AREAS, REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF GRANTOR, EXCEPT TO THE EXTENT CAUSED SOLELY BY BENEFICIARY OR ITS AGENTS; (B) THE VIOLATION OF ANY ENVIRONMENTAL LAWS RELATING TO, AFFECTING OR THREATENING TO AFFECT THE PROPERTY, WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF GRANTOR, EXCEPT TO THE EXTENT CAUSED SOLELY BY BENEFICIARY OR ITS AGENTS; (C) THE FAILURE BY GRANTOR TO COMPLY FULLY WITH THE TERMS AND CONDITIONS OF THIS SECTION 1.30; (D) THE BREACH OF ANY REPRESENTATION OR WARRANTY CONTAINED IN THIS SECTION 1.30; OR (E) THE ENFORCEMENT OF THIS SECTION 1.30, INCLUDING, WITHOUT LIMITATION, THE COST OF ASSESSMENT, CONTAINMENT AND/OR REMOVAL OF ANY AND ALL HAZARDOUS SUBSTANCES ON AND/OR FROM ALL OR ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS, T I COST OF ANY ACTIONS TAKEN IN RESPONSE TO THE PRESENCE, RELEASE OR T AT OF RELEASE OF ANY HAZARDOUS SUBSTANCES ON, IN, UNDER OR AFFECTING ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS TO PREVENT OR MINIMIZE SUCH RELEASE OR THREAT OF RELEASE SO T T IT DOES NOT

MIGRATE OR OTHERWISE CAUSE OR THREATEN DANGER TO PRESENT OR FUTURE PUBLIC HEALTH, SAFETY, WELFARE OR THE ENVIRONMENT, AND COSTS INCURRED TO COMPLY WITH THE ENVIRONMENTAL LAWS IN CONNECTION WITH ALL OR ANY PORTION OF THE PROPERTY OR ANY SURROUNDING AREAS. THE INDEMNITY SET FORTH IN THIS SECTION 1.30(c) SHALL ALSO INCLUDE ANY DIMINUTION IN THE VALUE OF THE SECURITY AFFORDED BY THE PROPERTY OR ANY FUTURE REDUCTION IN THE SALES PRICE OF THE PROPERTY BY REASON OF ANY MATTER SET FORTH IN THIS SECTION 1.30(c), AND ANY AND ALL LIENS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, SETTLEMENT PAYMENTS, PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, CLAIMS, LITIGATION, DEMANDS, DEFENSES,. JUDGMENTS, SUITS, PROCEEDINGS, COSTS, DISBURSEMENTS OR EXPENSES OF ANY KIND OR OF ANY NATURE WHATSOEVER RISING OUT OF OR RELATING TO INJURY OR DEATH DUE TO EXPOSURE FROM HAZARDOUS SUBSTANCES THAT MAY BE PRESENT OR RELEASED AT, ON, UNDER OR FROM THE PROPERTY. BENEFICIARY’S RIGHTS UNDER THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS SECURED HEREBY AND SHALL BE IN ADDITION TO ALL OTHER RIGHTS OF BENEFICIARY UNDER THIS DEED OF TRUST, THE NOTE AND THE OTHER LOAN DOCUMENTS.

(d) Upon Beneficiary’s request, at any time after the occurrence of a default hereunder or at such other time as Beneficiary has reasonable grounds to believe that Hazardous Substances are or have been handled, generated, stored, processed, transported to or from, or released or discharged from or disposed of on or around the Property (other than in the normal course of Grantor’s or the tenants’ business or activities, respectively, and in compliance with all Environmental Laws) or that the Grantor, any tenant or the Property may be in violation of Environmental Laws, Grantor shall provide, at Grantor’s sole cost and expense, an environmental site assessment or environmental compliance audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Beneficiary to determine whether there has been a Release or threatened Release of Hazardous Substances at, on, under, or from the Property onto adjoining properties and if the Property is in full compliance with Environmental Laws (including asbestos containing material or lead-based paint). If Grantor fails to provide such assessment or audit within sixty (60) days after such request, Beneficiary may order the same, and Grantor hereby grants to Beneficiary and its employees and agents access to the Property and a license to undertake such assessment or audit. The reasonable cost of such assessment or audit, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(e) Without limiting the foregoing, Beneficiary and its authorized representatives may, upon reasonable prior notice to Grantor (except in the event of an emergency) during normal business hours and at its own expense, inspect the Property and Grantor’s records related thereto for the purpose of determining compliance with Environmental Laws and the terms and conditions of this Section 1.30.

(f) As used herein, the term “Release" shall include, without limitation, any intentional or unintentional placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning of any Hazardous Substance.

1.31 Indemnification; Subrogation.

(a) GRANTOR SHALL INDEMNIFY, DEFEND AND HOLD BENEFICIARY HARMLESS AGAINST: (i) ANY AND ALL CLAIMS FOR BROKERAGE, LEASING, FINDER’S OR SIMILAR FEES WHICH MAY BE MADE RELATING TO THE PROPERTY OR THE SECURED INDEBTEDNESS, EXCEPT SUCH CLAIMS AS ARISE SOLELY FROM THE GROSS NEGLIGENCE OF WILLFUL MISCONDUCT OF BENEFICIARY (ii) ANY AND ALL LIABILITY, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, LIENS, CHARGES, ENCUMBRANCES, COSTS AND EXPENSES (INCLUDING BENEFICIARY’S REASONABLE ATTORNEYS’ FEES, TOGETHER WITH REASONABLE APPELLATE COUNSEL FEES, IF ANY) OF WHATEVER KIND OR NATURE WHICH MAY BE ASSERTED AGAINST, IMPOSED ON OR INCURRED BY BENEFICIARY UNDER ANY LEASE OR OCCUPANCY AGREEMENT, FOR ANY LOSS ARISING FROM A FAILURE OR INABILITY TO COLLECT RENTS AND PROFITS OR IN CONNECTION WITH THE SECURED INDEBTEDNESS, THIS DEED OF TRUST, THE PROPERTY, OR ANY PART THEREOF, OR THE EXERCISE BY BENEFICIARY OF ANY RIGHTS OR REMEDIES GRANTED TO IT UNDER THIS DEED OF TRUST, AND ANY DEFAULT UNDER THIS DEED OF TRUST, (iii) ANY LIENS (WHETHER JUDGMENTS, MECHANICS’, MATERIALMEN’S OR OTHERWISE), CHARGES AND ENCUMBRANCES FILED AGAINST THE PROPERTY, AND (iv) ANY CLAIMS AND DEMANDS FOR DAMAGES OR INJURY, INCLUDING CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR WRONGFUL DEATH, ARISING OUT OF OR IN CONNECTION WITH ANY ACCIDENT OR FIRE OR OTHER CASUALTY ON THE REAL ESTATE OR THE IMPROVEMENTS OR ANY NUISANCE OR TRESPASS MADE OR SUFFERED THEREON, INCLUDING, IN ANY CASE, ATTORNEYS’ FEES, COSTS AND EXPENSES AS AFORESAID, WHETHER AT PRETRIAL, TRIAL OR APPELLATE LEVEL FOR ANY CIVIL, CRIMINAL OR ADMINISTRATIVE PROCEEDINGS. SHOULD BENEFICIARY INCUR ANY LIABILITY IN CONNECTION WITH THE AFORESAID, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, TOGETHER WITH INTEREST THEREON AT THE DEFAULT INTEREST RATE (AS DEFINED IN THE NOTE) FROM THE DATE INCURRED BY BENEFICIARY UNTIL ACTUALLY PAID BY GRANTOR, SHALL BE IMMEDIATELY DUE AND PAYABLE TO BENEFICIARY BY GRANTOR ON DEMAND AND SHALL BE SECURED HEREBY AND BY ALL OF THE OTHER LOAN DOCUMENTS SECURING ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THE NOTE. HOWEVER, NOT II G HEREIN S L BE CONSTRUED TO OBLIGATE GRANTOR TO INDEMNIFY, DEFEND AND HOLD HARMLESS BENEFICIARY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS AND EXPENSES ENACTED AGAINST, IMPOSED ON OR INCURRED BY

BENEFICIARY BY REASON OF BENEFICIARY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. THIS INDEMNITY SHALL SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS SECURED HEREBY, BUT ONLY AS TO ACTS OR OMISSIONS OCCURRING PRIOR TO SUCH PAYMENT, FORECLOSURE HEREOF BY BENEFICIARY, ACCEPTANCE BY BENEFICIARY OF A DEED IN LIEU OF FORECLOSURE, OR BENEFICIARY’S TAKING POSSESSION OR CONTROL OF THE PROPERTY.

(b) Beneficiary may engage the services of attorneys (i) if it is made a party defendant to any litigation (or threatened action or claim) in connection with this Loan, provided that such litigation has not arisen from Beneficiary’s gross negligence or willful misconduct or (ii) to enforce the terms of this Deed of Trust or to protect its rights hereunder, and in the event of any such engagement, Grantor shall pay Beneficiary’s attorneys’ fees (together with reasonable appellate counsel fees, if any), consultants’ fees, experts’ reasonable fees and expenses reasonably incurred by Beneficiary, whether or not an action is actually commenced against Grantor. All references to “attorneys” in this Subsection and elsewhere in this Deed of Trust shall include without limitation any attorney or law firm engaged by Beneficiary and Beneficiary’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Deed of Trust shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Beneficiary’s in-house counsel.

(c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

1.32 Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Grantor. Grantor represents, warrants and covenants as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Grantor:

(a) does not own and will not own any encumbered asset other than (i) the

Property, and (ii) incidental personal property necessary for the operation of the Property;

(b) is not engaged and will not engage in any business other than the ownership,

management and operation of the Property;

(c) will not enter into any contract or agreement with any member, manager,

general partner, principal or affiliate of Grantor or any affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an affiliate;

(d) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the secured indebtedness, and (ii) unsecured trade and operational debt incurred in the ordinary course of business; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Property except the Indebtedness;

(e) has not made and will not make any loans or advances to any third party

(including any member, manager, general partner, principal or affiliate of Grantor, or any guarantor);

(f) is and will be solvent and pay its debts from its assets as the same shall become due;

(g) has done or caused to be done and will do all things necessary to preserve its existence and corporate, limited liability company and partnership formalities (as applicable), and will not, nor will any partner, limited or general, shareholder or member thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate, articles of incorporation, by-laws, articles of organization or operating agreement or regulations in a manner which adversely affects Grantor’s, or any such partner’s, member’s or shareholder’s existence as a single-purpose, single-asset “bankruptcy remote” entity;

(h) will conduct and operate its business as presently conducted and operated;

(i) will maintain books and records and bank accounts separate from those of its affiliates, including its general partners, principals and members;

(j) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Grantor, any constituent party of Grantor, any guarantor or any affiliate of any constituent party of guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks;

(k) will file its own tax returns;

(1) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(m) will not, nor will any member, manager, shareholder, partner, principal or affiliate, seek the dissolution or winding up, in whole or in part, of Grantor;

(n) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

(o) will not commingle the funds and other assets of Grantor with those of any member, manager, general partner, principal or affiliate or any other person;

(p) 42

has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(q) has, and any general partner or managing member of Grantor has, at all times since their respective formation, observed all legal and customary formalities regarding their respective formation and will continue to observe all legal and customary formalities;

(r) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(s) upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Grantor, Grantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. 105 or any other provision of the Act, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Beneficiary to enforce any rights of Beneficiary against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

1.33 Litigation. Grantor will give prompt written notice to Beneficiary of any litigation or governmental proceedings pending or threatened (in writing) against Grantor which might have a Material Adverse Effect.

1.34 ERISA.

(a) Grantor shall not engage in any transaction which would cause any obligation,

or action taken or to be taken, hereunder (or the exercise by Beneficiary of any of its rights under the Note, this Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Grantor further covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of this Deed of Trust, as requested by Beneficiary in its sole discretion, that (i) Grantor is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Grantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(x) Equity interests in Grantor are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(y) Less than twenty-five percent (25%) of each outstanding class of equity interests in Grantor are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(z) Grantor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940.

(c) GRANTOR SHALL INDEMNIFY BENEFICIARY AND DEF END HOLD BENEFICIARY HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST DAMAGE AND EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN BENEFICIARY’S SOLE DISCRETION) THAT BENEFICIARY MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF A DEFAULT UNDER THIS SECTION 1.34. THIS INDEMNITY SHALL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THIS DEED OF TRUST.

1.35 Intentionally Deleted.

1.36 Colorado Common Interest Ownership Act. All terms defined in the Colorado Common Interest Ownership Act, Title 38, Article 33.3 of the Colorado Revised Statutes (“CIOA”), shall have the same meaning when used in this Section. Without the prior written consent of Beneficiary, Grantor shall not include the Property within a Common Interest Community (“CIC”) and shall not initiate, request, consent to or join in any application, petition or other action to elect treatment under CIOA. To the extent that the Property is included within a CIC, Grantor shall (a) pay all assessments for the Property no later than their due date (before penalties or interest attach), (b) not waive, release or allow to lapse, and not exercise with respect to the Property, any Special Declarant right, (c) not file, record or publish any plat or map that includes the Property and that shows contemplated improvements on any property within the map or plat other than with the label “NEED NOT BE BUILT,” (d) describe each individual lot, unit or site included within the Property from time to time as a separate portion of real estate subject to a right of withdrawal, (e) preserve in the Declaration the right to maintain on any portion of the Property a sales office, management office and model, with such other specific information with respect thereto as CIOA requires, (f) to the extent permitted by CIOA and the terms of the Declaration on the date of execution of this Deed of Trust, maintain the existence of the period of declarant control and the right to exercise all retained powers, (g) not initiate, request, consent to or join in any application, petition or other action to merge or consolidate CICs with respect to the Property, (h) to the extent permitted by CIOA and the terms of the Declaration on the date of execution of this Deed of Trust, prevent the applicable Association from encumbering or conveying any interest to real property, granting easements, leases, licenses and concessions through or over the Common Elements, and assigning its right to future income, (i) not initiate, request, consent to or join in any application, petition or other action to amend the Declaration or Bylaws, and (j) comply with all requirements of the Declaration and CIOA applicable to Grantor and the Property. Grantor agrees that Beneficiary may, at the expense of Grantor and from time to time, apply to the Association applicable to the Property for a statement of unpaid assessments.

1.37 Priority Over Special Districts. Grantor shall not, without the prior written consent of Beneficiary, which may be withheld in Beneficiary’s discretion, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts, or similar districts of any nature, or any other body or entity of any type, or allow to occur any other additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Grantor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary’s express written consent, then the lien of this Deed of Trust and the rights and interests in the Property arising by virtue of this Deed of Trust in favor of Beneficiary or its successors in interest (which term shall include, without limitation, any foreclosure purchaser or purchaser acquiring by deed in lieu of foreclosure, and any transferee of the Property following completion of foreclosure or deed. in lieu thereof) shall be senior and superior to any taxes or liens of any nature (whether statutory, contractual or otherwise) levied or imposed upon the Property or any portion thereof as a result of the inclusion of the Property in such district or districts.

ARTICLE II
EVENTS OF DEFAULT

2.1 Events of Default. The occurrence of any of the following events shall be a default hereunder:

(a) Grantor fails to make any payment under the Note when due, subject to any grace period set forth therein.

(b) Grantor fails to punctually perform any covenant, agreement, obligation, term or condition hereof which requires payment of any money to Beneficiary (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

(c) Grantor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 1.16 or Section 1.30 hereof.

(d) Grantor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Beneficiary to Grantor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Grantor commences to cure such default promptly after receipt of notice thereof from Beneficiary, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(e) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Beneficiary by Grantor, by any principal, managing member or general partner in Grantor or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby is determined by Beneficiary to have been false or misleading in any material respect at the time made.

There shall be a sale, conveyance; disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Grantor or its principal(s), general partner(s) or managing member(s), or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

(g) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(h) Grantor, any manager of Grantor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Grantor, for any such manager of Grantor, or for any such indemnitor or guarantor or for a substantial part of the assets of Grantor, of any such manager of Grantor or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(i) A petition (“Petition”) is filed or any case, proceeding or other action is commenced against Grantor, against any manager of Grantor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Grantor, against any manager of Grantor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Grantor, of any such manager of Grantor or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Grantor, for any such manager of Grantor or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Grantor, of any such manager of Grantor or of any such indemnitor or guarantor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

Grantor solicits or aids the solicitation of the filing of any Petition against Grantor including, without limitation: (i) providing information regarding the identity of creditors or the nature of creditors’ claims to any third party (other than Grantor’s attorneys, accountants or other consultants as necessary in the ordinary course of Grantor’s business) unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency, or (ii) paying the legal fees or expenses of any creditor of or interest holder in Grantor with respect to any matter whatsoever.

(k) The Property or any part thereof shall be taken on execution or other process of law in any action against Grantor.

(1) Grantor abandons all or a portion of the Property.

(m) The holder of any lien or security interest on the Property (without implying the consent of Beneficiary to the existence or creation of any such lien or security interest), whether superior or subordinate to this Deed of Trust or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(n) The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Beneficiary determines (in its reasonable business judgment) that it is not adequately protected from any loss, damage or risk associated therewith.

(o) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Grantor or any manager of Grantor.

ARTICLE III REMEDIES

3.1 Remedies Available. If there shall occur a default under this Deed of Trust, and such default has not been cured within any applicable grace or cure period, then this Deed of Trust is subject to foreclosure as provided by law and Beneficiary may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Grantor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b) Entry on the Property. Without in any way curing or waiving any default of

Grantor, either in person or by agent or by court-appointed receiver, with or without bringing any action or proceeding, or by a receiver appointed by a court upon ex parte application by Beneficiary and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, in its own name, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Grantor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Beneficiary’s judgment to complete any unfinished construction on the Land, to preserve and/or enhance the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof, and all sums expended by Beneficiary therefor, together with interest thereon at the Default Interest Rate (as defined in the Note), shall be immediately due and payable to Beneficiary by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c) Collect Rents and Profits. With or without taking possession of the Property,

sue for or otherwise collect the Rents and Profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness secured hereby, all in such order as Beneficiary in its discretion may determine.

(d) Appointment of Receiver. Upon, or at any time prior or after, initiating a

Public Trustee foreclosure, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application, ex-parte, to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Grantor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Grantor or any person or persons liable for the payment of the indebtedness secured hereby, and Grantor hereby irrevocably consents to such appointment, waives any and all notices of and defenses to such appointment (to the extent permitted by applicable law) and agrees not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the Rents and Profits pursuant to other terms and provisions of this Deed of Trust or the Assignment. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Beneficiary, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

(e) Foreclosure. Immediately commence an action to foreclose this Deed of Trust or to specifically enforce its provisions or any of the indebtedness secured hereby, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Beneficiary. In the event foreclosure proceeding are instituted or filed by Beneficiary, all expenses incident to such proceedings, including but not limited to, attorneys’ fees and costs, shall be paid by Grantor and secured by this Deed of Trust and by all of the other Loan

Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Beneficiary under the Loan Documents, may be bid by Beneficiary in the event of a foreclosure sale hereunder.

Judicial Remedies. Proceed by suit or suits, at law or in equity, to enforce the payment of the indebtedness secured hereby or the other obligations of Grantor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Beneficiary or its assigns may become the purchaser of the Property. This remedy shall be cumulative of any other non-judicial remedies available to the Beneficiary with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Beneficiary.

(g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.
3.2	Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Deed of Trust shall be applied, to the extent funds are so available, to the following items in such order as Beneficiary in its discretion may determine:

(a) To payment of the costs, expenses and fees of taking possession of the

Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Beneficiary’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, a reasonable fee to the Trustee, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Beneficiary under the terms of any of the

Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate (as defined in the Note).

(c) To payment of the secured indebtedness and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate (as defined in the Note) and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Beneficiary chooses in its sole discretion.

(d) The remainder, if any, of such funds shall be disbursed to Grantor or to the person or persons legally entitled thereto.

3.3 Right and Authority of Receiver or Beneficiary in the Event of Default; Power of

Attorney. Upon the occurrence of a default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Beneficiary’s or the receiver’s sole discretion, all at Grantor’s expense, Beneficiary or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Grantor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Beneficiary may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Beneficiary’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Beneficiary as attorney-in-fact and agent of Grantor or in its own name as Beneficiary, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Grantor or Beneficiary; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Beneficiary by this Deed of Trust; and (r) do any acts which Beneficiary in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed of Trust. This Deed of Trust shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Grantor or Beneficiary, at the request of Beneficiary, to pay all amounts owing under any lease, contract, concession, license or other agreement to Beneficiary without proof of the default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Grantor in so doing) any request, notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Deed of Trust or under any of the other Loan Documents has actually occurred or is then existing. Grantor hereby constitutes and appoints Beneficiary, its assignees, successors, transferees and nominees, as Grantor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Grantor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Beneficiary in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date of making such advancement by Beneficiary until actually paid by Grantor, shall be a demand obligation owing by Grantor to Beneficiary and shall be secured by this Deed of Trust and by every other instrument securing the secured indebtedness.

3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Grantor (except tenants of space in the Improvements subject to leases entered into prior to the date of such foreclosure sale), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, and subsequent to the expiration of any applicable redemption period, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Land is located.

3.5 Notice to Account Debtors. Beneficiary may, at any time after a default hereunder,

which default is not cured within any applicable grace or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Grantor included in the Property to pay Beneficiary directly. Grantor shall at any time or from time to time upon the request of Beneficiary provide to Beneficiary a current list of all such account debtors and obligors and their addresses.

3.6 Cumulative Remedies. All remedies contained in this Deed of Trust are cumulative and Beneficiary shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Beneficiary and may be exercised in any order and as often as occasion therefor shall arise. No act of Beneficiary shall be construed as an election to proceed under any particular provisions of this Deed of Trust to the exclusion of any other provision of this Deed of Trust or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary. No delay or failure by Beneficiary to exercise any right or remedy under this Deed of Trust shall be construed to be a waiver of that right or remedy or of any default hereunder. Beneficiary may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

3.7 Payment of Expenses. Grantor shall pay on demand all of Beneficiary’s expenses reasonably incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Beneficiary until actually paid by Grantor at the Default Interest Rate (as defined in the Note), and the same shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the
Note.

ARTICLE IV
MISCELLANEOUS TERMS AND CONDITIONS

	4.1	Time of Essence. Time is of the essence with respect to all provisions of this Deed of

Trust.
	4.2	Release of Deed of Trust. If and when Grantor has paid all of the secured indebtedness as the same becomes due and payable, or there is a Defeasance regarding the lien of this Deed of Trust in accordance with, and in satisfaction of, the provisions of Section 1.35 of this Deed of Trust, then, and in such event only, all rights under this Deed of Trust shall terminate, except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Beneficiary in due form at Grantor’s cost. Grantor shall be responsible for the recordation of such release and payment of any recordation costs associated therewith.

4.3 Certain Rights of Beneficiary. Without affecting Grantor’s liability for the payment of any of the indebtedness secured hereby, Beneficiary may from time to time and without notice to Grantor: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby so long as such extension or modification does not materially increase any obligation of Grantor under the Note or any other Loan Document; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property subdivision map or plat thereof; (f) join in drafting the lien; or (g) join in any extension of this Deed of Trust or any agreement subordinating the lien hereof.

4.4 Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished hereunder or as required by law (“Notices”) shall be in writing and shall be given as follows: (a) mail and delivery; (b) by deposit in the United States mail as first class certified mail, ‘own’ requested, -cage paid; (c) by overnight nationwide commercial courier service; or (d)
by telecopy transmission by duplicate notice in accordance with any of clauses (a)-(c) addressed to the party intended to receive the same at the following addresses:

Beneficiary: Column Financial, Inc.
11 Madison Avenue
5th Floor
New York, New York 10010-3629 Attn: Edmund Taylor
Telecopier: 212-325-8106
Re: Highlands Ranch East Medical Office Douglas County, Colorado

Loan Amount: $4,968,750.00

Column Loan Number: 949951

With copies to:

Credit Suisse First Boston Mortgage Capital LLC
Legal & Compliance Department
One Madison Avenue

New York, New York 10010

Attn: Pamela L. McCormack, Esq.

Telecopier: 917-326-7805

Re: Highlands Ranch East Medical Office

Douglas County, Colorado

Loan Amount: $4,968,750.00

Column Loan Number: 949951

Servicer: KeyCorp. Real Estate Capital Markets

911 Main Street
Suite 1500

Kansas City, MO 64105

Telecopier: (816) 460-2140

Attn: Diane Haislip

Re: Highlands Ranch East Medical Office

Douglas County, Colorado

Loan Amount: $4,968,750.00
Column Loan Number: 949951

Any party may change the address to which any such Notice is to be delivered to any other address within the United States of America, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 4.4. All notices, demands and requests shall be effective upon personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. The inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Beneficiary may also be given by the Servicer.

4.5 Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest in and to all or any part of the Property, and shall inure to the benefit of Beneficiary and its successors and assigns and shall constitute covenants running with the land. If Grantor consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Grantor.

4.6 Severabilitv. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

4.7 Gender. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

4.8 Waiver; Discontinuance of Proceedings. Beneficiary may waive any single default by

Grantor hereunder without waiving any other prior or subsequent default, and may remedy any default by Grantor hereunder without waiving the default remedied. Neither the failure or delay by Beneficiary in exercising, any right, power or remedy upon any default by Grantor hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

4.9 Section Headings. The headings of the sections and paragraphs of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

4.10 GOVERNING LAW. THIS DEED OF TRUST WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE.

4.11 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Land is located, the period shall be deemed to end on the next succeeding business day. The term “business day" or “Business Day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

4.12 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Beneficiary at Grantor’s request and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

4.13 Unsecured Portion of Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

4.14 Cross Default. A default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

4.15 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (if applicable pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate (as defined in the Note).

4.16 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

4.17 No Merger. It is the desire and intention of the parties hereto that this Deed of Trust and the lien hereof do not merge in fee simple title to the Property.

4.18 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Beneficiary to amend, modify, increase, vary, alter or supplement this Deed of Trust, the Note or any of the other Loan Documents, to extend the maturity date of the indebtedness secured hereby, to increase the amount of the indebtedness secured hereby, to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Deed of Trust losing its priority over the rights of any such junior lien.

4.19 Beneficiary May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor or the principals, members or general partners in Grantor, or their respective creditors or property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

4.20 After-Acquired Property. All property acquired by Grantor after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further deed, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust.

4.21 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Beneficiary.

4.22 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

4.23 Personal Liability. Notwithstanding anything to the contrary contained in this Deed of Trust, the liability of Grantor and its members or general partners for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 1.5 of the Note; provided, however, that nothing herein shall be deemed to be a waiver of any right which Beneficiary may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured hereby or to require that all collateral shall continue to secure all indebtedness owing to Beneficiary in accordance with the Note, this Deed of Trust and the other Loan Documents.

4.24 Recording and Filing. Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Beneficiary shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Grantor shall reimburse Beneficiary, or its servicing agent, for the costs incurred in obtaining any tax certificate on the Property.

4.25 Entire Agreement and Modifications. This Deed of Trust and the other Loan Documents contain the entire agreements between the parties and supersede any prior agreements (oral or written), and may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

4.26 Maximum Interest. The provisions of this Deed of Trust and of all agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Beneficiary for the use, forbearance or detention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Beneficiary be paid over to Grantor, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note, including any extensions and renewals thereof until payment in full of the principal balance of the Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. This Section will control all agreements between Grantor and Beneficiary.

4.27 Application of Default Interest Rate Not a Waiver. Application of the Default Interest Rate (as defined in the Note) shall not be deemed to constitute a waiver of any default or any rights or remedies of Beneficiary under this Deed of Trust, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Interest Rate (as defined in the Note) may be invoked.

4.28 Interest Payable by Beneficiary. Beneficiary shall cause funds in the TILC Reserve (the “Funds”) to be deposited into interest bearing accounts of the type customarily maintained by Beneficiary or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. The Funds shall be held in an account in Beneficiary’s name (or such other account name as Beneficiary may elect) at a financial institution or other depository selected by Beneficiary (or its servicer) in its sole discretion (collectively, the “Depository Institution”). Grantor shall earn no more than an amount of interest on the Funds equal to an amount determined by applying to the average monthly balance of such Funds the quoted interest rate for the Depository Institution’s money market savings account, as such rate is determined from time to time (such allocated amount being referred to as “Grantor’s Interest”). Beneficiary or its Depository Institution shall be entitled to report under Grantor’s Federal tax identification number, the Grantor’s Interest on the Funds. If the Depository Institution does not have an established money market savings account (or if an interest rate for such account cannot otherwise be determined in connection with the deposit of such Funds), a comparable interest rate quoted by the Depository Institution and acceptable to Beneficiary (or its servicer) in its reasonable discretion shall be used. The amount of Grantor’s Interest allocated to Funds shall be added to the balance in the TILC Reserve and shall be disbursed for payment of the items for which other Funds in the TILC Reserve are to be disbursed.

4.29 Further Stipulations. The additional covenants, agreements and provisions set forth in Exhibit C attached hereto, if any, shall be a part of this Deed of Trust and shall, in the event of any conflict between such further stipulations and any of the other provisions of this Deed of Trust, be deemed to control.

4.30 Relationship of the Parties. The relationship between Grantor and Beneficiary is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

4.31 Fixture Filing. This Deed of Trust shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are .or are to become fixtures. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to subsection C.R.S. 4-9-103(5) of the Colorado Uniform Commercial Code, as amended, and is to be filed for record in the Real Estate Records of the county where the Property is situated. The mailing address of Grantor and the address of Beneficiary from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

4.32 Cooperation With Rating Agencies and Investors. Grantor covenants and agrees that in the event Beneficiary decides to include the Loan as an asset of a Secondary Market Transaction, Grantor shall (a) at Beneficiary’s request, meet with representatives of the Rating Agencies and/or investors to discuss the business and operations of the Property, and (b) permit Beneficiary or its representatives to provide related information to the Rating Agencies and/or investors, and (c) cooperate with the reasonable requests of the Rating Agencies and/or investors in connection with all of the foregoing.

4.33 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF COLORADO OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS DEED OF TRUST OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION PRESIDING OVER DOUGLAS COUNTY, COLORADO, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WTI I, NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE GRANTOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.4 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b) GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF BENEFICIARY OR GRANTOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BENEFICIARY OR GRANTOR IN CONNECTION WITH THE INDEBTEDNESS SECURED HEREBY, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

IN WITNESS WHEREOF, Grantor, intending to be legally bound hereby, has duly executed this Deed of Trust to be effective as of October 18, 2002.

GRANTOR:

HRMED, LLC, a Colorado limited liability company

By: Neil Littmann
Name: Neil Littmann
Title: Manager

STATE OF COLORADO§ COUNTY OF BOULDER	§ §

This instrument was acknowledged before me on this 17th day of October, 2002, by Neil Littmann, as Manager of HRMED, LLC, a Colorado limited liability company on behalf of said company.

Given under my hand and seal of office the day and year last above written.

/s/ Kenneth Diamond
Kenneth Diamond
My Commission Expires: May 18, 2005